SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SURFACE COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-8611799
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

2007-A Industrial Blvd, Rockwall, Texas	75087
(Address of principal executive offices)	(Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO
SECTION 12 (b) OF THE ACT:

Title of each class to be registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

SEC Registration File No. 333-145831
Securities Act registration statement file number to which this form relates.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Common Stock, par value $.001 per share
Title of Class

Item 1.  Description of Registrant's Securities to be Registered.

      The description of the Registrant's Common Stock of the Registrant included under the caption "Securities Being Offered" and in the Exhibit "Specimen Stock Certificate", and the Articles of Incorporation and By-laws, set forth in the Prospectus contained in the Registration Statement on Form S-1 of the Registrant (Registration No. 333-145831, filed with the Securities and Exchange Commission on August 31, 2007 (the "Original Filing"), as further amended from time to time (collectively, the "Registration Statement") which became effective on October 14, 2008, with all post effective amendments, are incorporated herein by reference.

Item 2.  Exhibits.

3.1	Articles of incorporation of registrant in Texas (incorporated by reference herein from Exhibit 2.1 to Form S-1, Registration No. 333-145831)

3.2	By-laws of registrant (incorporated by reference herein from Exhibit 2.4 to Form S-1, Registration No. 333-145831)

4.0	Specimen stock certificate (incorporated by reference herein from Exhibit 3.1 to Form S-1, Registration No. 333-145831)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SURFACE COATINGS, INC., Registrant
April 4, 2011	By: /s/ Richard Pietrykowski
Richard Pietrykowski, President, Secretary, CEO and Chairman of the Board of Directors

April 4, 2011	By: /s/ Richard Pietrykowski
Richard Pietrykowski, Treasurer, Chief Financial Officer, Principal Accounting Officer